SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant☑
Filed by a Party other than the Registrant☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑ Definitive Proxy Statement

☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

New River Pharmaceuticals Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

      ☑ No fee required.

      ☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1) Title of each class of securities to which transaction applies:

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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

      (4) Proposed maximum aggregate value of transaction:

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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1881 Grove Avenue
Radford, Virginia 24141

ANNUAL MEETING OF SHAREHOLDERS

April 4, 2006

To the Shareholders:

We cordially invite you to attend the Annual Meeting of Shareholders to be held at our principal executive offices at 1881 Grove Avenue, Radford, Virginia 24141, on Thursday, May 4, 2006, at 9:00 a.m., Eastern Daylight Time. A formal notice of the Annual Meeting of Shareholders, together with a proxy statement and proxy form, is enclosed with this letter. The notice states that you will be asked to:

1. elect six directors to serve until the 2007 Annual Meeting of Shareholders and until their successors are elected;

2. ratify the appointment by our Audit Committee of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2006; and

3. conduct any other business properly raised at the Annual Meeting of Shareholders or any postponement or adjournment thereof.

Please read the notice and proxy statement carefully, complete and sign the enclosed proxy form and mail it promptly. A postage-paid return envelope is enclosed for your convenience.

Whether or not you plan to attend the Annual Meeting of Shareholders in person and regardless of the number of shares of our common stock that you own, please complete, sign, date and return the enclosed proxy promptly in the accompanying prepaid envelope.

On behalf of our Board of Directors, I thank you for your continued interest in and support of New River.

Sincerely yours,

Randal J. Kirk
President
Chief Executive Officer
Chairman of the Board

NEW RIVER PHARMACEUTICALS INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of New River Pharmaceuticals Inc. will be held at the principal executive offices of New River Pharmaceuticals Inc. at 1881 Grove Avenue, Radford, Virginia 24141, on Thursday, May 4, 2006, at 9:00 a.m., Eastern Daylight Time for the following purposes:

1. To elect six directors to serve until the 2007 Annual Meeting of Shareholders and until their successors are elected;

2. To ratify the appointment by our Audit Committee of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2006; and

3. To conduct any other business properly raised at the Annual Meeting of Shareholders or any postponement or adjournment thereof.

Holders of record of shares of New River Pharmaceuticals Inc. common stock at the close of business on March 24, 2006, will be entitled to vote at the Annual Meeting of Shareholders.

You are requested to complete, sign, date and return the enclosed proxy promptly, regardless of whether you expect to attend the Annual Meeting of Shareholders. A postage-paid return envelope is enclosed for your convenience. If you are present at the Annual Meeting of Shareholders, you may vote in person even if you already have sent in your proxy.

By Order of the Board of Directors

Krish S. Krishnan
Corporate Secretary

April 4, 2006

PROXY STATEMENT
for
ANNUAL MEETING OF SHAREHOLDERS
of
NEW RIVER PHARMACEUTICALS INC.
To be held May 4, 2006

Approximate date of mailing — April 4, 2006

VOTING INFORMATION

The Board of Directors (the “Board of Directors” or the “Board”) of New River Pharmaceuticals Inc. (“New River”, which may be referred to as “we”, “us” or “our”) is soliciting your proxy for the Annual Meeting of Shareholders to be held on Thursday, May 4, 2006. Anyone giving a proxy may change or revoke it at any time before it is voted by voting in person at the Annual Meeting of Shareholders or by delivering a later dated proxy or written notice of revocation to our Corporate Secretary at the address of our principal executive offices set forth below. Attendance at the meeting will not itself revoke a proxy. A proxy, if executed and not revoked, will be voted at the meeting. If a proxy contains any specific instructions, the proxy will be voted in accordance with such instructions.

The Board established March 24, 2006, as the record date under Virginia law for determining shareholders entitled to notice of and to vote at the Annual Meeting of Shareholders. On the record date, we had 36,627,064 outstanding shares of common stock, $0.001 par value per share (“New River Common Stock”). Each share of New River Common Stock entitles the holder thereof to one vote with respect to all matters submitted to shareholders at the Annual Meeting of Shareholders.

The address of our principal executive offices is 1881 Grove Avenue, Radford, Virginia 24141.

Questions and Answers about the
Annual Meeting of Shareholders

Who may vote?

You may vote if you owned shares of New River Common Stock on March 24, 2006, the date established by the Board of Directors for determining shareholders entitled to vote at the Annual Meeting of Shareholders. On that date, there were 36,627,064 outstanding shares of New River Common Stock. Each share of New River Common Stock is entitled to one vote.

What are the proposals shareholders will be voting on at the Annual Meeting of Shareholders?

You will be voting on the following:

•	the election of six directors to serve until the 2007 Annual Meeting of Shareholders;

•	the ratification of the appointment by our Audit Committee of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2006; and

•	the conduct of any other business properly raised at the Annual Meeting of Shareholders or any postponement or adjournment thereof.

How do I vote my shares?

You may vote your shares as follows:

•	you may vote in person at the Annual Meeting of Shareholders; or

•	you may vote by mail by completing, signing, dating and returning the enclosed proxy in the self-addressed, stamped envelope provided.

Even if you plan to attend the Annual Meeting of Shareholders, we encourage you to vote your shares by proxy.

What constitutes a quorum for the Annual Meeting of Shareholders?

A quorum is a majority of the outstanding shares of New River Common Stock, present in person or represented by proxy at the Annual Meeting of Shareholders. Abstentions, withheld votes and shares held of record by a broker or its nominee that are voted on any matter at the Annual Meeting of Shareholders are included in determining the number of shares present. Shares held of record by a broker or its nominee that are not voted on any matter at the Annual Meeting of Shareholders will not be included in determining whether a quorum is present. A quorum is necessary to conduct business at the Annual Meeting of Shareholders.

What are my voting choices when voting for director nominees?

In the vote on the election of New River’s director nominees, you may:

•	vote for all nominees;

•	vote to withhold votes as to all nominees; or

•	vote to withhold a vote as to one or more specific nominees.

A nominee is elected to the Board if a plurality of votes cast in the election of directors is cast “for” the nominee. Signing and returning your proxy card will constitute a vote “for” all of the nominees, unless your proxy card specifies that you are withholding authority to vote for any of the nominees. Any votes withheld and any shares held by brokers or banks in street name for customers who are beneficial owners of those shares that are not voted in the election of directors will not be counted in determining the number of votes cast and will not affect the outcome of the vote. In the event that any nominee for director is unavailable for election, the Board may either reduce the number of directors or choose a substitute nominee. If the Board chooses a substitute nominee, the shares represented by proxy will be voted for the substitute nominee, unless other instructions are given in the proxy. The Board has no reason to believe that any of the nominees will be unavailable.

THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” ALL OF THE NOMINEES.

What are my voting choices when voting for the ratification of the appointment by our Audit Committee of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2006?

In the vote on the ratification of the appointment by our Audit Committee of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2006, you may:

•	vote for the ratification of the appointment of KPMG LLP;

•	vote against the ratification of the appointment of KPMG LLP; or

•	abstain from voting on the ratification of the appointment of KPMG LLP.

The ratification of the appointment by our Audit Committee of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2006, requires that the number of votes cast “for” the ratification exceed the number of votes cast “against” the ratification. Signing and returning your proxy card will constitute a vote “for” the proposal to ratify KPMG LLP, unless your proxy card specifies that you are voting “against” the proposal to ratify the appointment of KPMG LLP. Abstentions and any shares held by brokers or banks in street name for customers who are beneficial owners of those shares that are not voted on the ratification of the appointment of KPMG LLP will not be counted in the number of votes cast and will not affect the outcome of the vote.

THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT BY OUR AUDIT COMMITTEE OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2006.

Will my shares be voted if I do not return my proxy?

If you are a New River shareholder whose stock is registered directly in your name with Registrar and Transfer Company, our transfer agent, your shares will only be voted if you return your proxy card.

If you are a New River shareholder whose stock is held in street name with a brokerage firm, your broker may or may not vote your shares in its discretion if you have not provided voting instructions to the broker. Whether the broker may vote your shares depends on the proposals before the meeting. Under the rules of the National Association of Securities Dealers, Inc. (“NASD”) and the New York Stock Exchange (“NYSE”), which govern brokers, your broker may vote your shares in its discretion on “routine matters.” Under the rules of the NASD and the NYSE, we believe that the election of directors and the ratification of the appointment of the independent registered public accounting firm are routine matters on which brokers will be permitted to vote on behalf of their clients if no voting instructions are furnished.

The rules of the NASD and the NYSE, which govern brokers, however, do not permit your broker to vote your shares on proposals that are not considered “routine.” When a proposal is not a routine matter and your broker has not received your voting instructions with respect to that proposal, your broker cannot vote your shares on that proposal. This is called a “broker non-vote.”

Can I change or revoke my vote?

Anyone giving a proxy may change or revoke it at any time before it is voted. A proxy can be changed or revoked by voting in person at the Annual Meeting of Shareholders, delivering another later dated proxy, or notifying New River’s Corporate Secretary in writing at the address of our principal executive offices that you want to change or revoke your proxy. Attendance at the Annual Meeting of Shareholders will not itself revoke a proxy. All signed proxies that have not been revoked will be voted at the Annual Meeting of Shareholders. If your proxy contains any specific instructions, they will be followed.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, it means you have multiple accounts with our transfer agent, Registrar and Transfer Company, and to vote all of your shares you will need to sign and return all of your proxy cards. We encourage you to consolidate your accounts in the same name and address whenever possible. Please contact our transfer agent, Registrar and Transfer Company, at (800) 368-5948 for additional information.

Who pays for the solicitation of proxies?

We will pay the cost of soliciting proxies and may use employees to solicit proxies by mail, in person or by telephone. These individuals will not receive any additional compensation for these services.

May shareholders ask questions at the Annual Meeting of Shareholders?

Yes. At the end of the Annual Meeting of Shareholders, our representatives will answer questions from shareholders.

Will New River’s directors be present at the Annual Meeting of Shareholders?

Yes. Our directors are strongly encouraged and expected to attend the Annual Meeting of Shareholders.

Where can I find New River’s corporate governance materials?

Our Corporate Governance Guidelines, Code of Conduct and the charters of the Audit, Compensation, and Nominating and Governance Committees are available on our website at www.nrpharma.com, and are available in print to any shareholder upon request by directing the request to New River Pharmaceuticals Inc., 1881 Grove Avenue, Radford, Virginia 24141, Attention: Corporate Secretary.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our Amended and Restated Articles of Incorporation provide that our Board of Directors shall consist of such number of directors as shall be specified in accordance with our Amended and Restated Bylaws. Our Amended and Restated Bylaws provide that the number of directors constituting our Board of Directors shall be designated by a resolution of the Board but shall not be more than ten. Our Board has adopted a resolution designating that the Board shall be comprised of six directors. After election at this Annual Meeting of Shareholders, the directors serve for succeeding terms expiring at each successive annual meeting of shareholders and until they or their successors are duly elected.

Upon the recommendation of the Nominating and Governance Committee, the Board of Directors affirmatively has determined that the following members of the Board are independent, as that term is defined under the general independence standards in the listing standards of The NASDAQ Stock Market, Inc. (“NASDAQ”) and our Corporate Governance Guidelines: Messrs. Cesar L. Alvarez, David S. Barlow and Larry D. Horner and Dr. Burton E. Sobel. The Board of Directors has adopted, as part of our Corporate Governance Guidelines, categorical standards to assist it in making these independence determinations. All of the directors identified as “independent” in this proxy statement meet these categorical standards. Our Corporate Governance Guidelines are available on our website at www.nrpharma.com.

The Nominating and Governance Committee has recommended to the Board of Directors, and the Board of Directors has approved, the following persons as nominees to the Board of Directors for election at the 2006 Annual Meeting of Shareholders for a term expiring at the 2007 Annual Meeting of Shareholders and until their successors are elected: Messrs. Cesar L. Alvarez, David S. Barlow, Larry D. Horner, Randal J. Kirk and Krish S. Krishnan, and Dr. Burton E. Sobel. Each of the nominees currently serves as a director.

The election of each nominee for director requires the affirmative vote of the holders of a plurality of the votes cast in the election of directors. Signing and returning your proxy will constitute a vote “for” all of the nominees, unless your proxy specifies that you are withholding authority to vote for any of the nominees. Proxies may not be voted for a greater number of persons than the number of nominees. Any votes that are withheld and any shares held in street name for customers who are the beneficial owners of those shares that are not voted in the election of directors will not be included in determining the number of votes cast and will not affect the outcome of the vote. In the event that any nominee is unavailable for election, the Board of Directors may either reduce the number of directors or choose a substitute nominee. If the Board selects a substitute nominee, the shares represented by proxy will be voted “for” the substitute nominee, unless other instructions are given in the proxy. The Board has no reason to believe that any of the nominees will be unavailable.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” ALL OF THE NOMINEES.

NEW RIVER’S BOARD OF DIRECTORS

Following is certain information concerning our current directors, each of whom is a nominee for re-election to our Board of Directors upon expiration of his term at the 2006 Annual Meeting of Shareholders:

Name	Age	Position(s)

Randal J. Kirk	52	Chairman of the Board, President and Chief Executive Officer
Krish S. Krishnan	41	Chief Operating Officer, Chief Financial Officer, Secretary and Director
Cesar L. Alvarez	58	Director
David S. Barlow	49	Director
Larry D. Horner	71	Director
Burton E. Sobel, M.D.	68	Director

Randal J. Kirk is our founder and has served as a director since August 1996, as Chairman of the Board since 1996 and as President and Chief Executive Officer since October 2001. Mr. Kirk has over 20 years of experience in the healthcare industry. Mr. Kirk began his professional career in the private practice of law. Mr. Kirk co-founded General Injectables & Vaccines, Inc., a pharmaceutical distributor (GIV), in 1983 and served as Chairman of the Board of GIV prior to the sale of that company in 1998. Previously, Mr. Kirk served as a member of the board of directors of Scios, Inc. (previously traded on NASDAQ prior to its acquisition by Johnson & Johnson) between February 2000 and May 2002. He has served on the board of directors of Harvest Pharmaceuticals Inc., a pharmaceutical company and an affiliate of New River, since December 2002 and on the Virginia Bioinformatics Institute Policy Advisory Board since March 2004. Mr. Kirk also currently serves in a number of additional capacities with the following entities, each of which is an affiliate of New River: Senior Managing Director of Third Security, LLC, an investment management firm founded by Mr. Kirk, since March 1999 (see “Certain Relationships and Related Transactions” on page 11); Chairman of Biological & Popular Culture LLC, an automated proactive notification software and service company, since September 2002, and Chairman of its predecessor from October 1999 to September 2002; member of the board of directors of Howe and Rusling, Inc., a registered investment advisory firm, since December 2001; and as Chairman of the board of directors of Clinical Data, Inc. (NASDAQ: CLDA) since December 2004 and a member of this board of directors since September 2002. Mr. Kirk has also served on the Board of Visitors of Radford University since July 2003 and on the board of directors of the Radford University Foundation, Inc. since September 1998. Mr. Kirk received a B.A. in Business from Radford University and a J.D. from the University of Virginia.

Krish S. Krishnan has served as a member of our Board of Directors since March 2003 and as Chief Financial Officer and Chief Operating Officer since April 2004. Previously, he served as President and CEO of Harvest Pharmaceuticals Inc., a pharmaceutical company and an affiliate of New River, between February 2003 and April 2004. In addition, Mr. Krishnan currently serves in the following capacities with the following entities, each of which is an affiliate of New River: Senior Managing Director of Third Security, LLC, an investment management firm, since March 2002 (see “Certain Relationships and Related Transactions” on page 11), and member of the board of managers of Biological & Popular Culture LLC, an automated proactive notification software and service company, since September 2002. Previously, Mr. Krishnan was a director at a start-up venture, Suppliermarket.com, Inc., a software company, from February 2000 to August 2000, which was sold to Ariba Technologies Inc., a software company, in August 2000. He then served as a managing principal of Ariba, focusing primarily in the pharmaceutical industry, from September 2000 until joining Third Security in March 2002. Mr. Krishnan was a senior manager with A.T. Kearney, Inc., a management consulting firm, from September 1996 until January 2000, where he advised pharmaceutical companies on strategic and operational issues; a consultant with KPMG Peat Marwick between January 1992 and August 1994; and an engineer with E.I. Dupont de Nemours, a multi-national chemical company, between January 1989 and January 1992. Mr. Krishnan received a B.S. in Mechanical Engineering from the Indian Institute of Technology (IIT), a M.S. in Engineering from the University of Toledo, and an M.B.A. from The Wharton School at the University of Pennsylvania.

Cesar L. Alvarez has been a member of our Board of Directors since 2004. Mr. Alvarez has served since 1997 as the President and Chief Executive Officer of the law firm of Greenberg Traurig, P.A. Prior to that time,

Mr. Alvarez practiced law at Greenberg Traurig, P.A. for over 20 years. Mr. Alvarez also serves as Chairman of the Board of Pediatrix Medical Group, Inc., a healthcare services company; and as a director of Watsco, Inc., an independent distributor of air conditioning, heating and refrigeration equipment; and Atlantis Plastics, Inc., a plastics manufacturer.

David S. Barlow has served as a member of our Board of Directors since 2000. Since March 2000, Mr. Barlow has served as Chairman of Molecular Insight Pharmaceuticals, Inc., an emerging biopharmaceutical company focused on developing innovative molecular imaging pharmaceuticals and targeted radiotherapeutics for cancer, and as Chief Executive Officer since January 2003. Mr. Barlow served as President of Black Diamond Capital, a private investment company, from October 1999 to January 2003. From 1995 to September 1999, Mr. Barlow was President of Pharmaceuticals at Sepracor, Inc., a research-based pharmaceutical company. From 1993 to 1995, Mr. Barlow served as the General Manager of Pharmaceuticals at Sepracor, Inc. Prior to 1993, Mr. Barlow held several senior level positions at Rhone-Poulenc Rorer, Inc., a pharmaceutical company, including Vice President, World Wide Marketing and Business Development at Armor Pharmaceutical Company, a subsidiary of Rhone-Poulenc Rorer, Inc. Mr. Barlow serves on the Board of Trustees of Bates College, McLean Hospital and Newton Country Day School.

Larry D. Horner has served as a member of our Board of Directors since 1999. From 1994 to 2001, Mr. Horner served as Chairman of the Board of Pacific USA Holdings Corporation, a holding company of companies in real estate and financial services. From 1997 to 2001, Mr. Horner served as Chairman of the Board of Asia Pacific Wire & Cable, Ltd., a manufacturer of wire and cable products for the telecommunications and power industries in the Asia Pacific Region. From 1991 to 1994, he served as Managing Director of Arnhold & S. Bleinchroeder, Inc., an equity market trading and corporate finance firm. Prior to that, he served as Chairman and Chief Executive Officer of the accounting firm KPMG Peat Marwick. Mr. Horner is on the board of directors of Atlantis Plastics, Inc., a plastics manufacturer, Technical Olympics USA, Inc., a homebuilding company, and Conoco Phillips Energy, an integrated energy company; Mr. Horner serves as the audit committee financial expert of UTStarcom, Inc. and Conoco Phillips Energy. Mr. Horner also serves on the Board of Directors of Clinical Data, Inc., a medical diagnostics, pharmacogenomics and molecular services company and an affiliate of New River. In addition, through July 2005, he served as a director and Chairman of Third Security Management Corporation, the owner of several registered investment advisory firms; and through August 2005, he served as a director and Co-Chairman of Howe & Rusling, Inc., a registered investment advisory firm, both of which are affiliates of New River.

Burton E. Sobel, M.D. has been a member of our Board of Directors since 2004. Dr. Sobel has been at the University of Vermont since 1994 and is currently E.L. Amidon Professor of Medicine and Director of the Cardiovascular Research Institute and Professor of Biochemistry. Previously, he held senior academic and administrative positions at Washington University School of Medicine, from 1973 to 1994, and at the University of California, San Diego, from 1968 to 1973. Dr. Sobel serves as a director of Ariad Pharmaceuticals, Inc., a pharmaceuticals company, Nuvelo, Inc., a biopharmaceutical company, and Clinical Data, Inc., a medical diagnostics, pharmacogenomics and molecular services company and an affiliate of New River. Dr. Sobel is the recipient of numerous awards and honors and has published more than 800 scientific articles and books. Dr. Sobel completed postgraduate training at the Peter Bent Brigham Hospital, Boston and the National Institutes of Health, Bethesda and received an M.D. from Harvard University and an A.B. from Cornell University.

Meetings of the Board of Directors

The Board of Directors held four regularly scheduled meetings and two special meetings during 2005 and each of the directors attended all of such Board meetings, except that Mr. Larry D. Horner did not attend a regularly scheduled Board meeting held in August 2005 and Dr. Burton E. Sobel did not attend a special meeting of the Board held in July 2005. Each director attended all Board committee meetings of which such director was a member during 2004, except that Mr. Horner did not attend the Audit Committee meeting, Compensation Committee meeting or the Nominating and Governance Committee meeting held in August 2005.

Meetings of Independent Directors

Our Corporate Governance Guidelines require that executive sessions of the independent directors be held at least two times each fiscal year. Executive sessions of the independent directors were held immediately following each regularly scheduled Board meeting in 2005. Executive sessions do not include any of our employee directors, and the Chair of the executive sessions rotates from meeting to meeting among the Chairmen of the Nominating and Governance Committee, the Audit Committee and the Compensation Committee. Shareholders and other interested persons may contact any independent director or the independent directors as a group through the method described in “Communications with the Board of Directors” below.

Committees of the Board of Directors

The Board of Directors has three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Governance Committee.

Audit Committee

Our Audit Committee currently consists of Messrs. Cesar L. Alvarez (Chairman), David S. Barlow and Larry D. Horner. During 2005, the Audit Committee held four meetings. The Audit Committee has the responsibility for overseeing (i) our accounting and financial reporting processes, (ii) the reliability of our financial statements, (iii) the effective evaluation and management of our financial risks, (iv) our compliance with laws and regulations, and (v) the maintenance of an effective and efficient audit of our financial statements by a qualified and independent registered public accounting firm. The Board has adopted a written Charter for the Audit Committee, which is available on our website at www.nrpharma.com. See “Questions and Answers about the Annual Meeting of Shareholders — Where can I find New River’s corporate governance materials?” on page 4. The functions of the Audit Committee are more fully described in the Audit Committee Charter and under “Audit Committee Report” below.

New River Common Stock is listed on the NASDAQ National Market® and, as such, we are governed by the listing standards of the NASDAQ. Rule 4350(d)(2)(A) of NASDAQ’s listing standards requires that our Audit Committee be comprised of at least three members, each of whom must (i) be an “independent director” as defined in Rule 4200(a)(15) of the listing standards of NASDAQ, (ii) meet the criteria for independence set forth in Rule 10A-3(b)(1) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and (iii) not have participated in the preparation of the financial statements of New River or our subsidiary at any time during the past three years. Upon the recommendation of the Nominating and Governance Committee, the Board of Directors affirmatively has determined that all three of our Audit Committee members are independent directors, as defined under the heightened independence standards for audit committee members set forth in the listing standards of the NASDAQ and in accordance with our Audit Committee Charter.

The Board of Directors has determined that each of the members of the Audit Committee is able to read and understand fundamental financial statements, including our consolidated balance sheet, consolidated statement of operations and consolidated statement of cash flows, and has accounting or related financial management expertise, as such terms are interpreted by the Board of Directors. The Board of Directors has determined that Mr. Larry D. Horner is an “audit committee financial expert” as that term is defined in the rules promulgated by the Securities and Exchange Commission (“SEC”) pursuant to the Sarbanes-Oxley Act of 2002.

Compensation Committee

The Compensation Committee consisted of Messrs. David S. Barlow (Chairman) and Roger D. Griggs and Dr. Burton E. Sobel from August 10, 2004, the effective time of our initial public offering, until January 17, 2005, when Mr. Griggs resigned from the Board of Directors. Our Compensation Committee currently consists of Messrs. David S. Barlow (Chairman) and Larry D. Horner, who was elected to this committee by the Board of Directors on January 21, 2005, and Dr. Burton E. Sobel. Upon the recommendation of the Nominating and Governance Committee, the Board of Directors affirmatively has determined that each of the members of our Compensation Committee is independent as defined in Rule 4200(a)(15) of the listing standards of the NASDAQ and our Corporate Governance Guidelines. During 2005, the Compensation Committee held four meetings. The

Compensation Committee has the responsibility to: (i) develop and maintain a compensation policy and strategy that creates a direct relationship between pay levels and corporate performance and returns to shareholders; (ii) recommend to our Board of Directors for approval, compensation and benefit plans for executive officers; (iii) review and approve annually corporate and personal goals and objectives to serve as the basis for the Chief Executive Officer’s compensation, evaluate the Chief Executive Officer’s performance in light of the goals and, based on such evaluation, determine, or recommend to the Board of Directors for determination, the Chief Executive Officer’s compensation; (iv) determine, or recommend to the Board of Directors for determination, the annual total compensation for our other executive officers; (v) with respect to our equity-based compensation plans, approve the grants of stock options, restricted stock, stock appreciation rights (“SARs”) and other equity-based incentives to the extent provided under our compensation plans; and (vi) review and recommend to our Board of Directors compensation for non-employee directors. The Board has adopted a written Charter for the Compensation Committee, a copy of which is available on our website at www.nrpharma.com. See “Questions and Answers about the Annual Meeting of Shareholders — Where can I find New River’s corporate governance materials?” on page 4.

Nominating and Governance Committee

The Nominating and Governance Committee consisted of Messrs. Larry D. Horner and Roger D. Griggs (Chairman) and Dr. Burton E. Sobel from August 10, 2004, the effective time of our initial public offering, until January 17, 2005, when Mr. Griggs resigned from the Board of Directors. The Nominating and Governance Committee currently consists of Dr. Burton E. Sobel (Chairman) and Messrs. Larry D. Horner and Cesar L. Alvarez, who was elected to this committee by the Board of Directors on January 21, 2005. The Board of Directors affirmatively has determined that each of the members of our Nominating and Governance Committee is independent as defined in Rule 4200(a)(15) of the listing standards of the NASDAQ and our Corporate Governance Guidelines. During 2005, the Nominating and Governance Committee held four meetings. The Nominating and Governance Committee has the responsibility to (i) identify individuals qualified to serve as our directors, (ii) nominate qualified individuals for election to our Board of Directors at the Annual Meeting of Shareholders, (iii) recommend to our Board of Directors the directors to serve on each of our Board committees, and (iv) recommend to our Board of Directors a set of corporate governance guidelines. The Board has adopted a written Charter for the Nominating and Governance Committee, a copy of which is available on our website at www.nrpharma.com. See “Questions and Answers about the Annual Meeting of Shareholders — Where can I find New River’s corporate governance materials?” on page 4.

CORPORATE GOVERNANCE MATTERS

Director Nominating Process

Director Candidate Recommendations and Nominations by Shareholders.  The Nominating and Governance Committee Charter provides that the Nominating and Governance Committee will consider director candidate recommendations by shareholders. There are no differences in the manner in which the Nominating and Governance Committee evaluates director candidates based on whether the candidates are recommended by shareholders. Shareholders should submit any such director candidate recommendations to the Nominating and Governance Committee through the method described under “Communications with the Board of Directors” below. In addition, in accordance with our Amended and Restated Bylaws, any shareholder entitled to vote in the election of directors generally at the applicable meeting of shareholders may nominate persons for election to the Board of Directors if such shareholder complies with the notice procedures set forth in the Amended and Restated Bylaws and summarized in “Proposals for 2007 Annual Meeting” below.

Nominating and Governance Committee Process for Identifying and Evaluating Director Candidates.  The Nominating and Governance Committee evaluates all director candidates in accordance with the director qualification standards described in the Corporate Governance Guidelines. The Nominating and Governance Committee evaluates all candidates for election to the Board of Directors, regardless of the source from which the candidate was first identified, based upon the totality of the merits of each candidate and not based upon minimum qualifications or attributes. In considering individual nominees, the Nominating and Governance Committee takes into account the qualifications of other Board members to ensure that a broad variety of skill sets and experience beneficial to New River and its business are represented on the Board of Directors and also takes into account the characteristics of each individual under consideration, including that individual’s competencies, experience, reputation, integrity, independence, potential for conflicts of interest and other appropriate qualities. When considering a director standing for re-election, in addition to the attributes described above, the Nominating and Governance Committee considers that individual’s past contribution and future commitment to New River.

Sources for New Nominees.  All six of the director nominees are current directors standing for re-election. The Nominating and Governance Committee did not receive any recommendations of director candidates from any shareholder or group of shareholders during 2005.

Communications with the Board of Directors

The Board of Directors unanimously has approved a process for shareholders to communicate with the Board. Shareholders can send communications to the Board, any Board Committee, including the Nominating and Governance Committee, any specified individual director or the independent directors as a group, by mailing such communications to the Chairman of the Nominating and Governance Committee, c/o New River Pharmaceuticals Inc., 1881 Grove Avenue, Radford, Virginia 24141, Attention: Corporate Secretary. All such communications will be forwarded, as appropriate, to the Board, a Board Committee, including the Nominating and Governance Committee, specified individual directors or the independent directors as a group. New River screens all such communications for security purposes.

Director Attendance at Annual Meeting

As set forth in our Corporate Governance Guidelines, all directors are strongly encouraged and expected to attend the annual meeting of shareholders each year. All of our directors who were serving as directors at the time of our 2005 annual meeting attended our 2005 annual meeting of shareholders.

Code of Conduct

Our Code of Conduct applies to all of our officers, employees and directors, including our chief executive officer, chief financial officer, chief accounting officer and controller. We have always conducted our business in accordance with the highest standards of conduct. Full compliance with the letter and spirit of the laws applicable to our businesses is fundamental to us. Equally important are honesty, integrity and fairness in our business operations and in our dealings with others. Diligently applying these standards makes good business sense and allows us to earn the trust and respect of our shareholders, employees, customers, vendors, service providers, regulators and the communities in which we operate. We have provided employees with a number of avenues for the reporting of ethics violations or similar concerns, including an anonymous telephone hotline and an e-mail address. The Code of Conduct reflects the foregoing principles. A copy of our Code of Conduct is available on our website. See “Questions and Answers about the Annual Meeting of Shareholders — Where can I find New River’s corporate governance materials?” on page 4.

We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K relating to amendments to or waivers from any provision of the Code of Conduct applicable to our chief executive officer, chief financial officer, chief accounting officer or controller by posting such information on our website at www.nrpharma.com.

Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines. These Corporate Governance Guidelines reflect our commitment to maintain high corporate governance standards. The Nominating and Governance Committee is responsible for periodically reviewing the Corporate Governance Guidelines and the Code of Conduct and for considering and, as necessary, making recommendations on governance issues that should be addressed by the Board. Our Corporate Governance Guidelines are available on our website at www.nrpharma.com. See “Questions and Answers about the Annual Meeting of Shareholders — Where can I find New River’s corporate governance materials?” on page 4.

AUDIT COMMITTEE REPORT

The Audit Committee oversees the quality and integrity of New River’s financial reporting processes and its systems of internal accounting controls. Management is responsible for preparing New River’s financial statements and establishing and maintaining adequate internal control over financial reporting and the independent registered public accounting firm is responsible for performing an independent audit of those financial statements. The Audit Committee operates under a written charter that has been adopted by New River’s Board of Directors.

The Audit Committee has met and held discussions with management and KPMG LLP (“KPMG”), New River’s independent registered public accounting firm, regarding New River’s audited 2005 consolidated financial statements. Management represented to the Audit Committee that New River’s consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and KPMG.

The Audit Committee has discussed with KPMG the matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards), as may be modified or supplemented. In addition, the Audit Committee has received the written disclosures from KPMG relating to the independence of that firm as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) as may be modified or supplemented, and has discussed with KPMG that firm’s independence from New River.

In reliance upon the Audit Committee’s discussions with management and KPMG, and the Audit Committee’s review of the representation of management and the report of KPMG to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in New River’s Annual Report on Form 10-K for the year ended January 1, 2006, to be filed with the SEC.

THE AUDIT COMMITTEE

Cesar L. Alvarez (Chairman)
David S. Barlow
Larry D. Horner

March 9, 2006

AUDIT FEES

The Audit Committee reviews the fees billed by KPMG LLP, our independent registered public accounting firm. During the fiscal years ended January 1, 2006 and January 2, 2005, KPMG LLP billed the fees set forth below to New River in connection with services rendered by that firm to New River in fiscal years 2005 and 2004.

	2005	2004

Audit Fees	$277,500	$331,000
Tax Fees	5,750	10,710
All Other Fees	—	—

Total fees	$283,250	$341,710

Audit Fees.  Audit fees include professional services rendered by KPMG LLP for the audit of our annual consolidated financial statements, the reviews of the consolidated financial statements included in our quarterly reports on Form 10-Q, and services for the review of registration statements. Audit fees in 2005 also include audits of New River’s management’s assessment of the effectiveness of New River’s internal control over financial reporting and the effectiveness of New River’s internal control over financial reporting.

Tax Fees.  Tax fees consist of tax compliance and planning other than those directly related to the audit of the income tax accrual.

Audit Committee Pre-Approval Policy.  All engagements of our independent registered public accounting firm must be approved in advance by the Audit Committee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Mr. Krish S. Krishnan, a director and our Chief Financial Officer and Chief Operating Officer, is the husband of Ms. Suma M. Krishnan, our Vice President, Product Development.

The Audit Committee reviews all transactions required to be disclosed in our filings with the SEC pursuant to Item 404 of Regulation S-K for potential conflict of interest situations on an ongoing basis. All such transactions must be approved by the Audit Committee.

Prior to the initial public offering of New River Common Stock in August 2004, certain administrative services and executive office space were provided to us at no charge by Third Security, LLC, an entity owned by Mr. Kirk and of which Mr. Kirk and Mr. Krishnan serve as Senior Managing Directors. Such services included accounting, finance, information technology, human resources and executive management. Upon completion of the initial public offering, we entered into an administrative services agreement, dated as of August 10, 2004, with Third Security under which Third Security agreed to continue to provide certain limited administrative services for a market rate, and we entered into a lease agreement, dated as of August 10, 2004, pursuant to which we pay a market rate for the executive office space leased to us by Third Security. The total amounts incurred by us under the administrative services agreement and the lease agreement during 2005 were $355,950 and $77,859, respectively.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires that our directors, officers and persons who own more than 10% of a registered class of our equity securities file reports of ownership and changes in ownership of such securities with the SEC and the NASDAQ. Directors, officers and beneficial owners of more than 10% of New River Common Stock are required by applicable regulations to furnish us with copies of all Section 16(a) forms they file. Based solely upon a review of the copies of the forms and information furnished to us, we believe that during the 2005 fiscal year all filing requirements applicable to our directors, officers and beneficial owners of more than 10% of New River Common Stock were satisfied.

STOCK OWNERSHIP

Security Ownership of Certain Beneficial Owners

The following table lists any person (including any “group” as that term is used in Section 13(d)(3) of the Exchange Act) who, to our knowledge, was the beneficial owner, as of January 1, 2006, of more than 5% of our outstanding New River Common Stock.

	Number of
Name and Address of	Shares of
Beneficial Owners	Common Stock		Percent of Class

Mr. Randal J. Kirk	20,673,416(1	)(2)	56.8%
1881 Grove Avenue Radford, Virginia 24141
Pequot Capital Management, Inc.	3,560,560(2	)(3)	9.8	%(3)
500 Nyala Farm Road Westport, Connecticut 06880

(1)	Includes 10,000 shares of common stock with respect to which Mr. Kirk had the right to acquire beneficial ownership within 60 days after January 1, 2006 pursuant to the exercise of options.

(2)	This number reflects the 2-for-1 stock split effective January 13, 2006.

(3)	Based solely on the disclosures made in a report on Schedule 13G/A filed with the SEC by Pequot Capital Management, Inc. on February 14, 2006.

Security Ownership by Management

The following table sets forth, as of January 1, 2006, information about the beneficial ownership of New River Common Stock by:

•	each of our executive officers named in the Summary Compensation Table;

•	each of our directors; and

•	all of our executive officers and directors as a group.

We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the tables below have sole voting and investment power with respect to all shares of New River Common Stock that they beneficially own, subject to applicable community property laws. We have based our calculation of the percentage of beneficial ownership on 36,367,064 shares of New River Common Stock outstanding on January 1, 2006.

In computing the number of shares of New River Common Stock beneficially owned by a person and all of our executive officers and directors as a group and the percentage ownership of that person and all of our executive officers and directors as a group, we deemed to be outstanding any shares of New River Common Stock subject to options held by that person and any shares of New River Common Stock subject to options held by our executive officers and directors as a group that are currently exercisable or exercisable within 60 days after January 1, 2006.

We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

	Aggregate Number
Name of Beneficial Owner or	of Shares	Percent
Number of Persons in Group	Beneficially Owned(1)	of Class

Randal J. Kirk(2)	20,673,416	56.8%
Krish S. Krishnan(3)	244,292	*
Cesar L. Alvarez	70,000	*
David S. Barlow	110,200	*
Larry D. Horner(4)	225,000	*
Burton E. Sobel, M.D.	50,000	*
Suma M. Krishnan(5)	244,292	*
All directors and executive officers as a group (7 persons)(6)	21,372,908	57.8%

(*)	Unless a specific percentage is noted in this column, each person owns less than 1% of the outstanding shares of New River Common Stock.

(1)	The amounts in this column include shares of common stock with respect to which certain persons had the right to acquire beneficial ownership within 60 days after January 1, 2006 pursuant to the exercise of options: Randal J. Kirk: 10,000 shares; Krish S. Krishnan: 148,292 shares; Cesar L. Alvarez: 70,000 shares; David S. Barlow: 110,200 shares; Larry D. Horner: 150,000 shares; Burton E. Sobel, M.D.: 50,000 shares; Suma Krishnan: 64,000 shares; and executive officers and directors as a group: 602,492 shares.

(2)	Includes shares held by the following entities over which Mr. Kirk (or an entity over which he exercises exclusive control) exercises exclusive control: 1,323,190 shares held by Kirkfield, L.L.C.; 4,939,900 shares held by New River Management II, LP; 1,640,434 shares held by New River Management III, LP; 6,449,590 shares held by RJK, L.L.C.; 1,646,686 shares held by Third Security Staff 2001 LLC; 585,870 shares held by Randal J. Kirk (2000) Limited Partnership; 1,676,152 shares held by R. J. Kirk Declaration of Trust; and 9,350 shares held by Lotus Capital (2000) Company Inc.

(3)	Includes 31,000 shares held directly by his spouse, Suma Krishnan, and 64,000 shares of common stock with respect to which his spouse had the right to acquire beneficial ownership within 60 days after January 1, 2006 pursuant to the exercise of options.

(4)	Includes 35,000 shares held directly by his spouse.

(5)	Includes 1,000 shares held directly by her spouse, Krish Krishnan, and 148,292 shares of common stock with respect to which her spouse had the right to acquire beneficial ownership within 60 days after January 1, 2006 pursuant to the exercise of options.

(6)	Represents the sum of the shares and percent of class beneficially owned by all directors, nominees and executive officers named in the table above as a group. The overlap in beneficial ownership caused by the shared beneficial ownership by Mr. Krishnan and Mrs. Krishnan has been eliminated in calculating the 21,372,908 shares listed above. This overlap, however, has not been eliminated in calculating the amount and percentage of outstanding voting shares of New River beneficially owned by each of Mr. Krishnan and Mrs. Krishnan.

Equity Compensation Plan Information

The following table presents information as of January 1, 2006, with respect to compensation plans under which shares of New River Common Stock are authorized for issuance.

	Number of Securities		Number of Securities
	to be Issued upon	Weighted Average	Remaining Available
	Exercise of Outstanding	Exercise Price of	for Future Issuance
	Options, Warrants	Outstanding Options,	Under Equity
Plan Category	and Rights	Warrants and Rights	Compensation Plans

Equity Compensation Plans Approved by Shareholders	1,536,336	$7.65	862,376
Equity Compensation Plans Not Approved by Shareholders	—	—	—

Total	1,536,336	$7.65	862,376

DIRECTOR AND EXECUTIVE OFFICER COMPENSATION

Director Compensation

Effective March 23, 2005, our non-employee directors, other than the Chairman of the Audit Committee, receive an annual retainer of $36,000, plus an additional $1,500 for each meeting attended. The Chairman of the Audit Committee receives an annual retainer of $36,000, plus an additional $2,500 for each meeting attended. In March 2005, we granted each of our non-employee directors options to purchase 50,000 shares of New River Common Stock. These options fully vested upon grant. In addition, it is the intention of the Compensation Committee to award each of our non-employee directors on an annual basis 40,000 options, such options to vest on the first anniversary of the date of grant. Accordingly, the Compensation Committee granted 40,000 options to each of the non-employee directors in January 2006, such options to vest in January 2007. Non-employee directors are reimbursed for reasonable expenses incurred in connection with attendance at meetings. We do not pay employee members of our Board of Directors separately for their service on our Board of Directors.

Executive Compensation

The following table presents information relating to total compensation paid to Randal J. Kirk, our Chief Executive Officer, Mr. Krish S. Krishnan, our Chief Operating Officer, Chief Financial Officer and Secretary, and Suma M. Krishnan, our Vice President, Product Development. We refer to these officers as our named executive officers. We did not have any other executive officers as of January 1, 2006.

Summary Compensation Table

					Long Term
		Annual			Compensation
		Compensation(1)			Awards(1)
					Securities
	Fiscal			Other Annual	Underlying	All Other
Name and Principal Position	Year	Salary ($)	Bonus ($)	Compensation	Options/SARs (#)	Compensation ($)

Randal J. Kirk(1)	2005	$478,495	$900,000	—	639,000	$6,300	(3)
Chairman of the Board,	2004	$155,914	$600,000		—	$3,000	(3)
President and Chief Executive Officer
Krish S. Krishnan(2)	2005	$358,871	$675,000	—	383,400	$1,650	(3)
Chief Operating Officer and	2004	$116,935	$450,000		200,000	—
Chief Financial Officer
Suma M. Krishnan	2005	$238,495	$540,000	—	255,600	$40,902	(3)
Vice President, Product	2004	$123,983	$240,000		100,000	$3,719	(3)
Development

(1)	We did not compensate Mr. Kirk prior to the initial public offering of the New River Common Stock in August 2004.

(2)	Mr. Krishnan became our Chief Operating Officer, Chief Financial Officer and Secretary in April 2004. We did not compensate Mr. Krishnan prior to the initial public offering of the New River Common Stock in August 2004.

(3)	Company matching contributions under 401(k) plan. With respect to Ms. Krishnan’s 2005 compensation, the amount also reflects a travel voucher awarded to her in the amount of $20,000 and an additional amount of $14,602 to cover the tax liability associated therewith.

On January 19, 2006, our Compensation Committee granted SARs to our named executive officers as follows:

Executive Officer	Number of SARs

Randal J. Kirk	319,500
Krish S. Krishnan	191,700
Suma M. Krishnan	127,800

These SARs vest with respect to one-third of the covered shares on each of the first, second and third anniversaries of the date of grant, provided the applicable executive officer has been continuously employed by New River from the date of grant through each such anniversary. The SARs granted to Mr. Kirk are payable in cash while the SARs granted to Mr. Krishnan and Ms. Krishnan are payable 50% in restricted stock and 50% in cash. The exercise price for these SARs is $32.71, the closing price of New River Common Stock on the date of grant. A condition to the exercise of any of the SARs payable in cash is New River’s satisfaction of the following formula:

(i) New River’s quick ratio equals or exceeds 1.25 and (ii) the combined balance of the Company’s cash and short-term investments equals or exceeds New River’s trailing 15-month net operating cash requirements (such formula to be determined as of the most recent fiscal annual or quarterly reporting period, but determined as if the SARs had already been paid).

A quick ratio is a liquidity measure that compares cash on hand and assets readily convertible to cash to current liabilities.

With respect to the SARs payable in restricted stock, shares of restricted stock paid upon exercise of the SARs shall become vested and nonforfeitable on the second anniversary of the date of exercise of the SARs pursuant to which the shares of restricted common stock are paid, provided the applicable executive officer has been continuously employed by New River from the date of payment of the restricted common stock through such second anniversary. All of the SARs have a ten-year term. All of the SARs become vested and nonforfeitable upon a change in control of New River.

In connection with these 2006 SAR grants, the Compensation Committee also amended certain terms of the SARs awarded in March 2005 in order to comply with the new deferred compensation rules, including the inclusion of the formula set forth above as a condition to exercise with respect to any cash-based SARs.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

The following table shows the SARs granted to each named executive officer during the fiscal year ended January 1, 2006. No options were granted to the named executive officers during the fiscal year ended January 1, 2006.

Individual Grants
	Number of	% of Total			Potential Realizable Value
	Securities	Options/SARs			at Assumed Annual Rates
	Underlying	Granted to	Exercise		of Stock Price Appreciation
	Options/SARs	Employees in	or Base	Expiration	for Option/SAR Term
Name	Granted (#)	Fiscal Year	Price ($/sh.)	Date	5% ($)	10% ($)

Randal J. Kirk	639,000	45%	$12.00	March 28, 2015	$4,822,364	$12,220,817
Krish S. Krishnan	383,400	27%	$12.00	March 28, 2015	$2,893,418	$7,332,490
Suma M. Krishnan	255,600	18%	$12.00	March 28, 2015	$1,928,946	$4,888,327

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
AND YEAR-END OPTION/SAR VALUES

The following table provides information concerning the number and value of unexercised options and SARs held by the named executive officers at January 1, 2006.

			Number of
			Securities Underlying		Value of Unexercised
			Unexercised		In-the-Money
	Shares		Options/SARs at		Options/SARs at
	Acquired on	Value	January 1, 2006		January 1, 2006(1)
Name	Exercise	Received	Exercisable	Unexercisable	Exercisable	Unexercisable

Randal J. Kirk	—	—	10,000	639,000	$226,100	$8,907,660
Krish S. Krishnan	142,000	$2,671,660	148,292	516,733	$3,478,020	$8,269,922
Suma M. Krishnan	36,000	$441,140	64,000	355,600	$1,488,492	$5,848,733

(1)	These values are based on $25.94 per share, the closing price of New River Common Stock on The Nasdaq National Market on December 30, 2005, adjusted to reflect the 2-for-1 stock split effective January 13, 2006. The value of unexercised in-the-money options held at January 1, 2006, represents the total gain that an option holder would realize if he or she exercised all of the in-the-money options held at January 1, 2006, and is determined by multiplying the number of shares of common stock issuable upon exercise of the options by the difference between $25.94 per share, the closing price of New River Common Stock on The Nasdaq National Market on December 30, 2005, and the per share option exercise price. An option is in-the-money if the fair market value of the underlying shares exceeds the exercise price of the option.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Messrs. David S. Barlow, Roger D. Griggs and Larry D. Horner and Dr. Burton E. Sobel served on our Compensation Committee during the fiscal year ended January 1, 2006. None of such persons has ever been an officer or employee of New River or any of our subsidiaries at any time.

No interlocking relationship is expected to exist between our Board of Directors or Compensation Committee and the Board of Directors or Compensation Committee of any other entity, nor has any interlocking relationship existed in the past.

COMPENSATION COMMITTEE REPORT

The Compensation Committee (the “Committee”) of the Board of Directors of New River is pleased to present its annual report on executive compensation. This report describes the objectives of New River’s executive compensation program, the various components of the program, and explains the basis on which 2005 compensation determinations were made. The Committee is currently comprised of three directors, all of whom are “non-employee directors” (within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended), “outside directors” (within the meaning of Section 162(m) of the Internal Revenue Code) and “independent directors” (within the meaning of the current NASDAQ Stock Market, Inc. listing standards and New River’s Governance Guidelines). No Committee member is a current or former employee of New River or any of its subsidiaries.

The Committee’s role is to review and approve practices and policies related to compensation primarily for the chief executive officer and the other executive officers, including those officers listed in New River’s proxy statement, and with respect to New River’s equity-based compensation plans, approve the grants of stock options, restricted stock, stock appreciation rights (SARs) and other equity-based incentives to the extent provided under New River’s compensation plans. The Committee also reviews and recommends to the Board of Directors compensation for non-employee directors.

Overall Objectives of Executive Compensation Programs

The Committee’s guiding philosophy is to establish executive compensation policies that are linked to the sustained creation of shareholder value. The following objectives serve as the guiding principles for all compensation decisions:

•	Provide a competitive total compensation opportunity that will enable New River to attract, retain and motivate highly qualified executives.

•	Align compensation opportunities with shareholder interests by making the executive compensation program highly sensitive to New River’s performance, which is defined in terms of performance objectives associated with achieving profitability and growth of New River and creating shareholder value.

•	Provide a strong emphasis on equity-based compensation and equity ownership, creating a direct link between shareholder and management interests.

Compensation Program Components

The Committee believes that the total compensation opportunity available to members of management should consist of base salary, annual bonuses and equity-based compensation. The Committee sets compensation levels for management based on New River’s performance and on considerations of individual performance and experience. The Committee considers all elements of the program when setting compensation levels.

The Committee periodically meets individually with members of management in order to assess progress toward meeting objectives set by the Board of Directors for both annual and long-term compensation.

The Committee utilizes external independent compensation consultants and compensation surveys to aid in the determination of competitive levels of executive pay. The surveys include companies that are larger and smaller than New River, some of which are included in the performance graph included in the Proxy Statement. Some surveys are limited to companies in the pharmaceutical business. The Committee also utilizes executive compensation information compiled from the proxy statements of other pharmaceutical companies.

Base Salaries

Base salaries are determined in accordance with the responsibilities of each officer, market data for the position and the officer’s performance achieving corporate goals. The Committee considers each of these factors but does not assign a specific value to each factor. Furthermore, a subjective element is acknowledged in evaluating the officer’s overall span of responsibility and control. Total compensation for New River’s officers is believed to be generally in line with compensation levels for management of companies of similar size with New River’s level of corporate performance.

Annual Bonuses

The Committee reviews annual bonuses with senior management. Awards are based on an evaluation of the performance, level of responsibility and leadership of the individual in relation to overall corporate results. In 2005, annual bonuses were based on the incremental increase in New River’s stock price and the attainment by individuals of specific objectives necessary for New River to achieve its overall objectives.

Equity-Based Compensation

The Committee believes strongly that equity-based awards are an integral part of total compensation for officers and certain key managers with significant responsibility for New River’s long-term results. The Committee believes that SARs, restricted stock grants and stock option grants, which are tied to the increase in value of New River stock, provide an effective means of delivering incentive compensation and foster stock ownership on the part of management.

The New River Pharmaceuticals Inc. 2004 Incentive Compensation Plan (“Incentive Compensation Plan”):

•	Authorizes the granting of stock options, SARs, stock awards and incentive awards (payable in cash or shares), all of which may be made subject to the attainment of performance goals established by the Committee.

•	Provides for the enumeration of the business criteria on which an individual’s performance goals are to be based.

•	Establishes the maximum amount of stock options, SARs, stock awards and incentive awards that can be paid to an Incentive Compensation Plan participant.

In 2005, the Committee awarded an aggregate of 600,000 SARs under the Incentive Compensation Plan to the named executive officers. In addition, the Committee awarded an aggregate of 678,000 SARs, all of which were cash-based SARs, outside of the Incentive Compensation Plan to the named executive officers. Any grants of stock options, SARs, stock awards or incentive awards in 2004 were made in accordance with the performance-based focus of the Incentive Compensation Plan, even those grants made outside of the Incentive Compensation Plan.

Discussion of 2005 Compensation for the Chief Executive Officer

Mr. Randal J. Kirk’s base salary as Chairman, President and Chief Executive Officer was established in 2004 as $400,000 upon the completion of New River’s initial public offering in August 2004. Effective August 2005, the Committee increased Mr. Kirk’s salary to $600,000. The Committee awarded Mr. Kirk a bonus for 2005 of $900,000 in recognition of the leadership that Mr. Kirk has shown in managing the business of New River and focusing on maximizing long-term value for New River’s shareholders.

In determining Mr. Kirk’s base salary and other compensation, the Committee considered the factors described under “Base Salaries” above as well as other corporate goals and objectives and Mr. Kirk’s performance against those goals and objectives. The Committee considered a number of factors, including New River’s incremental increase in stock price, oversight of pipeline product development, establishment of collaboration relationships with pharmaceutical partners, and management of investor relations. In making these determinations, the Committee reviewed all components of Mr. Kirk’s compensation, including base salary, bonus, accumulated realized stock option and SAR gains and the dollar value to Mr. Kirk and the cost to New River of all perquisites and other personal benefits received. Management prepared at the request of the Committee and the Committee reviewed a tally sheet that included the above components and affixed dollar amounts under various payout scenarios for Mr. Kirk and the other named executive officers. In making these determinations, the Committee also considered Mr. Kirk’s substantial equity ownership in New River. Based on its review, the Committee believes Mr. Kirk’s compensation is reasonable and not excessive.

Deductibility of Compensation

The Committee has carefully considered Section 162(m) of the Internal Revenue Code of 1986, as amended, which provides certain criteria for the tax deductibility of compensation in excess of $1 million paid to New River’s executive officers. The Committee believes it is in New River’s best interests and that of its shareholders to comply with the requirements of Section 162(m), but the Committee intends to preserve the flexibility to reward executives consistent with New River’s pay philosophy for each compensation element. It is the Committee’s intention that grants of stock options, SARs, stock awards and incentive awards made pursuant to the Incentive Compensation Plan comply with the requirements of Section 162(m). Although certain portions of payments made to Mr. Kirk, Mr. Krishnan and Mrs. Krishnan this past year did not qualify for the Section 162(m) deduction due to the timing of bonus payments, the Committee believes such payments were in the best interests of New River and its shareholders in order to appropriately retain and motivate Messrs. Kirk and Krishnan and Mrs. Krishnan, New River’s key executives, in accordance with New River’s compensation philosophy described herein.

THE COMPENSATION COMMITTEE

David S. Barlow (Chairman)
Burton E. Sobel, M.D.
Larry D. Horner

March 9, 2006

PERFORMANCE GRAPH

The following graph compares cumulative total shareholder returns for New River, the NASDAQ Market Index and the NASDAQ Biotechnology Index since August  5, 2004, the day New River Common Stock began trading publicly. The comparison assumes $100 was invested on August 5, 2004 and dividends were reinvested.

		NASDAQ	NASDAQ
		Market	Biotechnology
Date	New River	Index	Index
August 5, 2004	$100.00	$100.00	$100.00
January 2, 2005	187.00	119.42	118.46
January 1, 2006	648.50	121.06	121.82

PROPOSAL NO. 2

APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2006, and has further directed that management submit the appointment of KPMG LLP as our independent registered public accounting firm for ratification by the shareholders at the Annual Meeting of Shareholders. A representative of KPMG LLP is expected to be present at the Annual Meeting of Shareholders and will have an opportunity to make a statement and will be available to respond to appropriate questions.

KPMG LLP’s responsibilities include performing the audits of the consolidated financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of New River and our subsidiary and, in connection with those audits, to review certain related filings with the SEC and to conduct limited reviews of the consolidated financial statements included in each of our quarterly reports.

Shareholder ratification of our independent registered public accounting firm is not required under Virginia law, our Amended and Restated Articles of Incorporation, or our Amended and Restated Bylaws. Under the Sarbanes-Oxley Act of 2002 and the rules of the SEC promulgated thereunder, the Audit Committee is solely responsible for the appointment, compensation and oversight of the work of our independent registered public accounting firm.

In the event that a majority of the votes cast are against the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2006, the Audit Committee will take the vote and the reasons therefor into consideration in future decisions on the appointment of our independent registered public accounting firm. Even if the appointment is ratified by the shareholders, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it is determined that such a change would be in our and our shareholders’ best interests.

THE BOARD, ON BEHALF OF THE AUDIT COMMITTEE, RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP TO SERVE AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2006

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PROPOSALS FOR 2007 ANNUAL MEETING

The regulations of the SEC require any shareholder wishing to make a proposal to be acted upon at the 2007 Annual Meeting of Shareholders to present the proposal to New River at our principal executive offices at 1881 Grove Avenue, Radford, Virginia 24141, no later than December 5, 2006 or, if the date of the 2007 Annual Meeting of Shareholders is more than 30 days from May 4, 2007 (the anniversary of this year’s Annual Meeting of Shareholders), then the deadline is a reasonable time before we begin to print and mail our proxy materials for the 2007 Annual Meeting of Shareholders. We will consider written proposals received by that date for inclusion in our proxy statement in accordance with the regulations governing the solicitation of proxies.

In addition to the requirements a shareholder must meet to have a proposal included in our proxy statement, our Amended and Restated Bylaws contain certain requirements that a shareholder must satisfy to nominate one or more persons for election as directors at an annual meeting of shareholders or to make any other proposal to be acted upon at an annual meeting of shareholders.

Section 1.11 of our Amended and Restated Bylaws allows any shareholder entitled to vote in the election of directors generally to nominate one or more persons for election as directors at an annual meeting of shareholders and to propose business to be considered by the shareholders at an annual meeting of shareholders only if such shareholder complies with the notice procedures set forth in Section 1.11 of our Amended and Restated Bylaws. To be timely, a shareholder’s notice shall be delivered to the Corporate Secretary at the principal executive offices of

New River not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting of shareholders; provided, however, that in the event that the date of the annual meeting of shareholders is more than 30 days before or more than 70 days after such anniversary date, notice by such shareholder must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting of shareholders and not later than the close of business on the later of the 90th day prior to such annual meeting of shareholders or the 10th day following the day on which public announcement of the date of such meeting is first made by New River. Our Corporate Secretary must receive written notice of such shareholder’s intent to make one or more nominations at the 2007 Annual Meeting of Shareholders or such shareholder’s proposal for business to be conducted at the 2007 Annual Meeting of Shareholders not later than the close of business on February 3, 2007 and not earlier than the close of business on January 4, 2007. In no event shall the public announcement of an adjournment or postponement of an annual meeting of shareholders commence a new time period, or extend any time period, for the giving of a shareholder’s notice as described above.

Each shareholder’s notice must set forth:

•	as to each person whom the shareholder proposes to nominate for election as a director:

▪	all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise, required in each case pursuant to Regulation 14A under the Exchange Act; and

▪	such person’s written consent to being named in the proxy statement as a nominee and to serving as such a director if elected;

•	as to any other business that the shareholder proposes to bring before the meeting:

▪	a brief description of the business desired to be brought before the meeting;

▪	the text of the proposal or business (including the complete text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Amended and Restated Bylaws of New River, the language of the proposed amendment);

▪	the reasons for conducting such business at the meeting; and

▪	any material interest in such business of such shareholder and for the beneficial owner, if any, on whose behalf the proposal is made;

•	as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made:

▪	the name and address of such shareholder, as they appear on New River’s books, and of such beneficial owner;

▪	the class and number of shares of capital stock of New River that are owned beneficially and of record by such shareholder and such beneficial owner;

▪	a representation that the shareholder is a holder of record of stock of New River entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination; and

▪	a representation whether the shareholder or the beneficial owner, if any, intends or is part of a group that intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of New River’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (b) otherwise to solicit proxies from shareholders in support of such proposal or nomination.

The foregoing notice requirements shall be deemed satisfied by a shareholder if the shareholder has notified New River of his, her or its intention to present a proposal at an annual meeting of shareholders in compliance with Rule 14a-8 (or any successor thereof) promulgated under the Exchange Act and such shareholder’s proposal has been included in a proxy statement that has been prepared by New River to solicit proxies for such annual meeting of shareholders. New River may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of New River.

In the event that the number of directors to be elected to the Board of Directors at an annual meeting of shareholders is increased and there is no public announcement by New River naming the nominees for the additional directorships at least 100 days prior to the first anniversary of the preceding year’s annual meeting of shareholders, a shareholder’s notice required by this Section 1.11 shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Corporate Secretary at the principal executive offices of New River not later than the close of business on the 10th day following the day on which such public announcement is first made by New River.

Our Amended and Restated Bylaws are available on our website at www.nrpharma.com. We will furnish a copy of our Amended and Restated Bylaws without charge to any shareholder desiring a copy upon written request to New River Pharmaceuticals Inc., 1881 Grove Avenue, Radford, Virginia 24141, Attention: Corporate Secretary.

ANNUAL REPORT ON FORM 10-K

We will provide without charge to each person to whom this proxy statement has been delivered, on the written request of any such person, a copy of our Annual Report on Form 10-K for the fiscal year ended January 1, 2006, including the consolidated financial statements. Requests should be directed to New River Pharmaceuticals Inc., 1881 Grove Avenue, Radford, Virginia 24141, Attention: Corporate Secretary. A list of exhibits to the Form 10-K, showing the cost of each, will be delivered with the copy of the Form 10-K. Any of the exhibits will be provided upon payment of the charge noted on the list.

SEPARATE COPIES FOR BENEFICIAL HOLDERS

Institutions that hold shares in street name for two or more beneficial owners with the same address are permitted to deliver a single proxy statement and annual report to that address. Any such beneficial owner can request a separate copy of this proxy statement or the Annual Report on Form 10-K by contacting our Corporate Secretary in writing at New River Pharmaceuticals Inc., 1881 Grove Avenue, Radford, Virginia 24141, Attention: Corporate Secretary or by telephone at (540) 633-7978. Beneficial owners with the same address who receive more than one proxy statement and Annual Report on Form 10-K may request delivery of a single proxy statement and Annual Report on Form 10-K by contacting our Corporate Secretary as provided in the immediately preceding sentence.

OTHER MATTERS

The Board is not aware of any matters to be presented for action at the meeting other than as set forth herein. However, if any other matters properly come before the meeting, or any adjournment thereof, the person or persons voting the proxies will vote them in accordance with their best judgment.

By Order of the Board of Directors

Krish S. Krishnan,
Secretary

NOTICE
and
PROXY STATEMENT
for
ANNUAL MEETING
of
SHAREHOLDERS
May 4, 2006

1881 GROVE AVENUE
RADFORD, VIRGINIA 24141

NEW RIVER PHARMACEUTICALS INC.
1881 Grove Avenue
Radford, Virginia 24141
PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 4, 2006
     The undersigned hereby appoints Randal J. Kirk, Krish S. Krishnan and Cesar L. Alvarez, or any of them, with full power of substitution in each, proxies (and if the undersigned is a proxy, substitute proxies) to vote all shares of common stock of New River Pharmaceuticals Inc. that the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held May 4, 2006, and at any and all adjournments or postponements thereof. In their discretion, each of Messrs. Kirk, Krishnan and Alvarez are authorized to vote upon such other business and matters incident to the conduct of the meeting as may properly come before the meeting.
     This Proxy is solicited on behalf of the Board of Directors. This Proxy, when properly executed, will be voted in the manner directed in this Proxy by the undersigned shareholder. If no direction is made, this Proxy will be voted “for” Proposals 1 and 2 and according to the discretion of the proxy holders on any other matters that may properly come before the meeting or any and all adjournments or postponements thereof.
1.	Election of directors:
                 [  ] For All ;                      [  ] Withhold All                        [  ] For All Except

Nominees:	Cesar L. Alvarez, David S. Barlow, Larry D. Horner, Randal J. Kirk, Krish S. Krishnan, and Burton E. Sobel, M.D.

Instruction: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.

2.	The proposal to ratify the appointment by our Audit Committee of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2006:
                 [  ] For                        [  ] Against                                   [  ] Abstain

Dated	, 2006

Print Name:

Signature:

Please print and sign name exactly as it appears on the stock certificate. Only one of several joint owners or co-owners need sign. Fiduciaries should give full title.
PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.